UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (IRS Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 882-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
On March 15, 2007, Leap Wireless International, Inc., or Leap, and its wholly owned subsidiary Cricket Communications, Inc. (as borrower), or Cricket, entered into an Amendment No. 1 to the Amended and Restated Credit Agreement (the “First Amendment”) with the lenders named therein and Bank of America, N.A. (as Administrative Agent).
The new facilities under the Amended and Restated Credit Agreement, as amended by the First Amendment, consist of a six year $895.5 million term loan, which was fully drawn at closing, and an undrawn four-year $200 million revolving credit facility. The new term loan bears interest at the London Interbank Offered Rate (LIBOR) plus 2.25 percent or the bank base rate plus 1.25 percent, as selected by Cricket, with the rate subject to adjustment based on Leap’s corporate family debt rating. This is a reduction of 50 basis points from the rates applicable to term loan borrowings prior to the closing of the First Amendment. Outstanding borrowings under the new term loan must be repaid in 22 quarterly payments of $2.25 million each, commencing March 31, 2007, followed by four quarterly payments of $211.5 million each, commencing September 30, 2012. The First Amendment did not modify the terms of the revolving credit facility.
The proceeds of the new term loan were used exclusively to refinance and replace the outstanding term loan under the existing Amended and Restated Credit Agreement. If the new term loan is prepaid in connection with a re-pricing transaction prior to March 15, 2008, a prepayment premium in the amount of 1.00% of the principal amount prepaid will be payable by Cricket. Affiliates of Highland Capital Management, L.P. (a beneficial shareholder of Leap and an affiliate of James D. Dondero, a director of Leap) participated in the syndication of the new term loan in an amount equal to $222.9 million of the $895.5 million term loan. Additionally, Highland Capital Management, L.P. continues to hold $40 million of the $200 million revolving credit facilities.
The First Amendment also removes the previous limit of $400 million on the incremental increases Cricket may request under the credit facilities, allows Cricket to create subsidiaries to provide certain insurance services and procurement services, and makes certain other modifications to the credit facilities.
The description set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the First Amendment and the Consent of the Guarantors, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. The terms of the existing Amended and Restated Credit Agreement are described in Leap’s Form 8-K filed with the Securities and Exchange Commission on June 19, 2006, which is hereby incorporated by this reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated March 15, 2007, by and among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Consent dated March 15, 2007 by Leap Wireless International, Inc. and the subsidiary guarantors party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: March 21, 2007	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated March 15, 2007, by and among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Consent dated March 15, 2007 by Leap Wireless International, Inc. and the subsidiary guarantors party thereto.